Exhibit 99.1
Microvast Reports 2024 Financial Results
•Revenue increased 23.9% year over year to $379.8 million in FY 2024
•Record quarterly revenue of $113.4 million, up 8.4% year over year in Q4 2024
•Gross margin increased from 18.7% to 31.5%, a 12.8 percentage point improvement year over year, with Q4 2024 gross margin of 36.6% compared to 22.0% in Q4 2023
STAFFORD, Texas, USA, March 31, 2025 – Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a global leader in advanced battery technologies, announced today its consolidated financial results for the fourth quarter and full fiscal year ended December 31, 2024 (“Q4 2024” and “FY 2024,” respectively).

“We achieved record quarterly revenue in the fourth quarter of 2024, beating revenue guidance. This brings our full year revenue growth to 23.9% and we delivered these revenues at a gross margin also above guidance. The revenue growth achieved in EMEA is encouraging and we would expect to continue this growth into 2025,” said Yang Wu, Microvast’s Founder, Chairman, and Chief Executive Officer. “In APAC, we are underway with our Huzhou Phase 3.2 expansion and anticipate to have this additional capacity online in the fourth quarter of 2025 to meet increasing customer demand as we prioritize uncovering new opportunities and market segments. Our backlog has grown to $401.3 million as regional demand for our technology continues to rapidly grow. We have realized great successes in the global heavy industrials segment and the maturing Korean market. The significant strides we’ve made in operational efficiencies in the second half of 2024 will continue into 2025 as our core focus remains on achieving sustainable profitability.”

Full Year 2024 Highlights
•Record yearly revenue of $379.8 million, compared to $306.6 million in 2023, an increase of 23.9%

•Gross margin increased to 31.5% from 18.7% in 2023; Non-GAAP adjusted gross margin increased to 32.4%, up from 20.7% in 2023

•Operating expenses of $238.3 million, compared to $165.9 million in 2023; Non-GAAP adjusted operating expenses of $210.9 million, compared to $107.1 million in 2023

•Net loss of $195.5 million, compared to net loss of $106.4 million in 2023; Non-GAAP adjusted net loss of $84.6 million, compared to non-GAAP adjusted net loss of $41.6 million in 2023

•Net loss per share of $0.61 compared to net loss per share of $0.34 in 2023; Non-GAAP adjusted net loss per share of $0.27, compared to non-GAAP adjusted net loss per share of $0.13 in 2023

•Adjusted EBITDA of negative $44.8 million, compared to adjusted EBITDA of negative $19.6 million in 2023

•Capital expenditures of $49.9 million, compared to $186.8 million in 2023, and were driven by investments in manufacturing capacity expansions in Huzhou, China.

•Cash, cash equivalents, restricted cash and short-term investment of $109.6 million as of December 31, 2024, compared to $93.8 million as of December 31, 2023

Fourth Quarter 2024 Highlights
•Record quarterly revenue of $113.4 million, compared to $104.6 million in the fourth quarter of 2023, an increase of 8.4%

•Gross margin increased to 36.6% from 22.0% in Q4 2023; Non-GAAP adjusted gross margin increased to 36.7%, up from 23.5% in Q4 2023

•Generated $2.8 million cash from operations due to operational efficiency gains and non-cash adjustments

•Operating expenses of $43.2 million, compared to $46.0 million in Q4 2023; Non-GAAP adjusted operating expenses of $42.8 million, compared to $34.3 million in Q4 2023

•Net loss of $82.3 million, compared to net loss of $24.6 million in Q4 2023; Non-GAAP adjusted net loss of $0.6 million, compared to non-GAAP adjusted net loss of $11.4 million in Q4 2023

•Net loss per share of $0.26 compared to net loss per share of $0.08 in Q4 2023; Non-GAAP adjusted net loss per share of $0.01, compared to non-GAAP adjusted net loss per share of $0.04 in Q4 2023

•Adjusted EBITDA of $8.6 million, compared to adjusted EBITDA of negative $2.6 million in Q4 2023

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, net loss to non-GAAP adjusted net loss, non-GAAP EBITDA to non-GAAP adjusted EBITDA.
2025 Outlook

•For 2025, the Company is targeting a revenue growth of 18% to 25% year over year and revenue guidance of $450 million to $475 million

•Continued regional efficiencies and utilization increases, providing a Company gross margin target of 30%

•Targeting Huzhou Phase 3.2 production in Q4 2025, increasing our production capacity to meet strong customer demand

•Focus on new customer wins that will continue to expand our presence in differentiated commercial vehicle markets as OEM product lines and segments continue to electrify

Webcast Information
Company management will host a conference call and webcast on March 31, 2025, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event.

About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 18 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Founded in 2006 in Stafford, Texas, Microvast holds more than 775 patents that enable solutions for today’s electrification needs.

For more information, please visit www.microvast.com or follow us on LinkedIn (@microvast).
Contact:
Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our future results of operations and financial position, our operational performance, our anticipated growth and business strategy, our future capital expenditures and debt service obligations, the projected costs, prospects and plans and objectives of management for future operations, including regarding expected growth and demand for our batteries and energy storage solutions and introduction of new batteries and energy storage solutions, the adoption of such offerings by customers, our expectations relating to backlog, pipeline and contracted backlog, our ability to implement our remediation plan in connection with the material weakness in our internal control over financial reporting, current expectations relating to legal proceedings and anticipated impacts and benefits from the Inflation Reduction Act of 2022 as well as any other proposed or recently enacted legislation. In some cases, you may also identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) our ability to remain a going concern; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risk that we will be unable to raise additional capital to execute our business plan or pay our debts as they come due, which may not be available on acceptable terms or at all; (4) potential difficulties in maintaining manufacturing capacity and establishing expected mass manufacturing capacity in the future; (5) risks relating to delays, disruptions and quality control problems in our manufacturing operations; (6) restrictions in our existing and any future credit facilities; (7) risks of operations in China; (8) the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay; (9) the effects of existing and future litigation; (10) changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (11) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (12) changes in availability and price of raw materials; (13) labor relations, including the ability to attract, hire and retain key employees and contract personnel; (14) heightened awareness of environmental issues and concern about global warming and climate change; (15) risk that we are unable to secure or protect our intellectual property; (16) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (17) risks related to possible future reductions in pricing or order volume or loss of one or more of our significant customers; (18) risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity; (19) risk that our customers will adjust, cancel or suspend their orders for our products; (20) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (21) our ability to maintain and enhance our reputation and brand recognition; (22) the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (23) changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (24) the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; (25) risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings does not develop or takes longer to develop than we anticipate; (26) economic, financial and other impacts such as a pandemic, including global supply chain disruptions; and (27) the impacts of geopolitical events, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.

All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

All references to the “Company,” “we,” “us” or “our” refer to Microvast Holdings, Inc. and its consolidated subsidiaries other than certain historical information which refers to the business of Microvast prior to the consummation of the Business Combination.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in valuation of warrant and Convertible loan. Non-GAAP adjusted net loss per common share is GAAP net loss per common share as adjusted for non-cash stock-based compensation expense and change in valuation of warrant and Convertible loan per common share. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant and Convertible loan and income tax expense or benefit. Non-GAAP adjusted operating expenses is defined as operating expenses excluding non-cash stock-based compensation expense.

We use non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA, non-GAAP adjusted operating expenses and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$73,007	$44,541
Restricted cash, current	36,572	37,477
Short-term investments	—	5,634
Accounts receivable (net of allowance for credit losses of $5,090 and $4,571as of December 31, 2024 and 2023, respectively)	120,626	138,717
Notes receivable	7,579	23,736
Inventories, net	143,327	149,749
Prepaid expenses and other current assets	27,019	25,752
Assets held for sale	19,896	—
Total Current Assets	428,026	425,606
Restricted cash, non-current	22	6,171
Property, plant and equipment, net	478,189	620,667
Land use rights, net	11,371	11,984
Acquired intangible assets, net	2,607	3,136
Operating lease right-of-use assets	17,628	19,507
Other non-current assets	14,024	9,661
Total Assets	$951,867	$1,096,732

Liabilities
Current liabilities:
Accounts payable	$64,940	$112,618
Advance from customers	43,678	43,087
Accrued expenses and other current liabilities	98,456	148,284
Amounts due to related parties	5	—
Income tax payables	652	655
Short-term bank borrowings	70,666	35,392
Notes payable	51,756	63,374
Total Current Liabilities	330,153	403,410
Long-term bank borrowings	41,062	43,761
Long-term bonds payable	43,157	43,157
Warrant liability	290	67
Share-based compensation liability	98	199
Operating lease liabilities	14,596	17,087
Convertible loan with shareholder measured at fair value	104,613	—
Other non-current liabilities	30,003	24,861
Total Liabilities	$563,972	$532,542

Total Equity	$387,895	$564,190
Total Liabilities and Equity	$951,867	$1,096,732

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2024	2023
Revenues	$379,801	$306,617
Cost of revenues	(260,249)	(249,390)
Gross profit	119,552	57,227
Operating expenses:
General and administrative expenses	(81,486)	(96,787)
Research and development expenses	(41,065)	(45,004)
Selling and marketing expenses	(22,576)	(23,614)
Impairment loss of long-lived assets	(93,173)	(504)
Total operating expenses	(238,300)	(165,909)
Subsidy income	2,658	1,953
Loss from operations	(116,090)	(106,729)
Other income and expenses:
Interest income	742	3,609
Interest expense	(9,711)	(2,628)
Changes in fair value of warrant liability and convertible loan	(79,960)	59
Gain on debt restructuring	9,406	—
Other income (expense), net	156	(713)
Loss before provision for income tax	(195,457)	(106,402)
Income tax expense	—	(10)
Net loss	$(195,457)	$(106,412)
Less: net loss attributable to noncontrolling interests	—	(76)
Net loss attributable to Microvast Holdings, Inc.'s shareholders	(195,457)	(106,336)
Net loss per common share
Basic and diluted	$(0.61)	$(0.34)
Weighted average shares used in calculating net loss per share of common stock:
Basic and diluted	318,462,843	310,909,379

MICROVAST HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,
	2024	2023
Revenues	$113,387	$104,575
Cost of revenues	(71,867)	(81,551)
Gross profit	41,520	23,024
Operating expenses:
General and administrative expenses	(22,340)	(27,913)
Research and development expenses	(8,774)	(11,395)
Selling and marketing expenses	(6,996)	(6,698)
Impairment loss of long-lived assets	(5,134)	(31)
Total operating expenses	(43,244)	(46,037)
Subsidy income	307	797
Loss from operations	(1,417)	(22,216)
Other income and expenses:
Interest income	191	128
Interest expense	(1,595)	(1,191)
Changes in fair value of warrant liability and convertible loan	(81,200)	84
Gain on debt restructuring	1,249	—
Other income (expense), net	449	(1,386)
Loss before provision for income tax	(82,323)	(24,581)
Income tax expense	—	(10)
Net loss	$(82,323)	$(24,591)
Less: Net loss attributable to noncontrolling interest	—	(55)
Net loss attributable to Microvast Holdings, Inc.'s shareholders	$(82,323)	$(24,536)
Net loss per common share
Basic and diluted	$(0.26)	$(0.08)
Weighted average shares used in calculating net loss per share of common stock
Basic and diluted	322,327,294	314,966,888

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(195,457)	$(106,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	844	1,947
Gain on debt restructuring	(9,406)	—
Interest expense	2,248	—
Depreciation of property, plant and equipment	30,057	22,141
Amortization of land use rights and intangible assets	775	787
Noncash lease expenses	2,686	2,764
Share-based compensation	30,840	64,971
Changes in fair value of warrant liability and convertible loan	79,960	(59)
Allowance of credit losses	3,743	236
Write-down for obsolete inventories	3,286	3,613
Impairment loss from long-lived assets	93,173	504
Product warranty	12,826	12,688
Changes in operating assets and liabilities:
Notes receivable	6,488	(25,338)
Accounts receivable	8,791	(21,759)
Inventories	(546)	(74,406)
Prepaid expenses and other current assets	3,289	(14,291)
Amounts due from/to related parties	5	—
Operating lease right-of-use assets	(1,780)	(5,446)
Other non-current assets	(973)	(547)
Notes payable	(9,911)	(3,507)
Accounts payable	(44,523)	68,576
Advance from customers	836	(10,949)
Accrued expenses and other liabilities	(16,486)	6,602
Operating lease liabilities	(1,607)	2,266
Other non-current liabilities	3,656	316
Net cash generated from (used in) operating activities	2,814	(75,303)

Cash flows from investing activities
Purchases of property, plant and equipment	(27,721)	(186,788)
Proceeds on disposal of property, plant and equipment	10,005	1,649
Purchase of short-term investments	—	(5,966)
Proceeds from maturity of short-term investments	5,564	25,500
Net cash used in investing activities	(12,152)	(165,605)

Cash flows from financing activities
Proceeds from bank borrowings	101,517	47,852
Repayment of bonds payable	—	(692)
Repayment of bank borrowings	(66,248)	(14,119)
Convertible loan borrowed from a shareholder	25,000	—
Payment for debt issue costs	(525)	—
Deferred payment related to purchases of property, plant and equipment	(22,155)	—
Net cash generated from financing activities	37,589	33,041
Effect of exchange rate changes	(6,839)	(6,561)
Increase/ (decrease) in cash, cash equivalents and restricted cash	21,412	(214,428)
Cash, cash equivalents and restricted cash at beginning of the year	88,189	302,617
Cash, cash equivalents and restricted cash at end of the year	$109,601	$88,189

MICROVAST HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Year Ended December 31,
	2024	2023
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$73,007	$44,541
Restricted cash	36,594	43,648
Total cash, cash equivalents and restricted cash	$109,601	$88,189

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT (LOSS) TO ADJUSTED GROSS PROFIT (LOSS)
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues	$113,387	$104,575	$379,801	$306,617
Cost of revenues	(71,867)	(81,551)	(260,249)	(249,390)
Gross profit (GAAP)	$41,520	$23,024	$119,552	$57,227
Gross margin	36.6%	22.0%	31.5%	18.7%

Non-cash settled share-based compensation (included in cost of revenues)	89	1,532	3,479	6,091
Adjusted gross profit (non-GAAP)	$41,609	$24,556	$123,031	$63,318
Adjusted gross margin (non-GAAP)	36.7%	23.5%	32.4%	20.7%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss (GAAP)	$(82,323)	$(24,591)	$(195,457)	$(106,412)
Changes in fair value of warrant and convertible loan*	81,200	(84)	79,960	(59)
Non-cash settled share-based compensation*	551	13,318	30,849	64,920
Adjusted Net Loss (non-GAAP)	$(572)	$(11,357)	$(84,648)	$(41,551)

*The tax effect of the adjustments was nil.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss per common share-Basic and diluted (GAAP)	$(0.26)	$(0.08)	$(0.61)	$(0.34)
Changes in fair value of warrant and convertible loan per common share	0.25	—	0.25	—
Non-cash settled share-based compensation per common share	—	0.04	0.09	0.21
Adjusted net loss per common share-Basic and diluted (non-GAAP)	$(0.01)	$(0.04)	$(0.27)	$(0.13)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss (GAAP)	$(82,323)	$(24,591)	$(195,457)	$(106,412)
Interest expense, net	1,404	1,063	8,969	(981)
Income tax expense	—	10	—	10
Depreciation and amortization	7,809	7,692	30,832	22,928
EBITDA (non-GAAP)	$(73,110)	$(15,826)	$(155,656)	$(84,455)
Changes in fair value of warrant and convertible loan	81,200	(84)	79,960	(59)
Non-cash settled share-based compensation	551	13,318	30,849	64,920
Adjusted EBITDA (non-GAAP)	$8,641	$(2,592)	$(44,847)	$(19,594)